UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2015

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, Commercial Vehicle Group, Inc. (the “Company”) appointed Joseph Saoud as President of Global Construction, Agriculture & Military Markets effective July 1, 2015.

Mr. Saoud, age 45, most recently served as President, Filtration Business Unit of Cummins Inc. Mr. Saoud has approximately 20 years of experience with Cummins Inc. holding positions of increasing responsibility. Mr. Saoud earned a BSBA from Southern Mississippi University, and an MBA from the Owen Graduate School of Management at Vanderbilt University.

The compensation committee of the board of directors approved compensation for Mr. Saoud which will consist of an annualized base salary of $320,000, which will be subject to annual review and adjustment and an annual bonus under the Company’s annual bonus plan as may be in effect from time to time based on a target bonus opportunity of at least 75% of Mr. Saoud’s base salary. Mr. Saoud will receive an annual bonus for 2015 at 75% of his base salary, pro-rated based on the effective date of employment. Mr. Saoud will also receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of his employment for which employees are generally eligible and will be eligible to receive annual incentive awards under the Company’s 2014 Equity Incentive Plan (the “Equity Incentive Plan”). In connection with his appointment, Mr. Saoud will receive, within 90 days, a one-time signing bonus of $100,000, which will be subject to recovery by the Company if Mr. Saoud terminates his employment for any reason within 12 months following the date of his employment at a rate of 1/12 per month for each month remaining in the recovery period at the time of termination of employment. In addition, Mr. Saoud will be granted, within 30 days of the effective date, an award of shares of restricted stock under the Equity Incentive Plan valued at $240,000 on the date of grant, which will cliff vest on October 20, 2018; or cliff vest upon the termination of Mr. Saoud’s employment without cause in connection with the appointment of a new CEO or a significant reorganization of the Company’s executive leadership team. During the term of his employment, Mr. Saoud will be entitled to participate in any employee benefit plan that the Company has adopted or may adopt for the benefit of its employees generally, subject to satisfying applicable eligibility requirements, including the Commercial Vehicle Group, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Within 90 days of the effective date, the Company will make a one-time lump sum contribution of $50,000 to the Deferred Compensation Plan for the benefit of Mr. Saoud. The Company also agreed to pay up to $100,000 of Mr. Saoud’s documented relocation benefits, with any amounts in excess of $100,000 in documented relocation expenses subject to additional review and approval.

The Company also disclosed that it has entered into a change in control & non-competition agreement (“CIC Agreement”) effective June 12, 2015, with Mr. Saoud. The CIC Agreement provides for certain payments and benefits upon termination of employment of Mr. Saoud as follows:

•	If Mr. Saoud’s employment is terminated on account of death or disability, he will receive: (i) the earned but unpaid portion of his base salary through the employment termination date; (ii) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; and (iii) a prorated amount of the annual bonus for the calendar year in which the termination occurs;

•	If Mr. Saoud’s employment is terminated by the Company for Cause (as defined in the CIC Agreement), he will receive the earned but unpaid portion of his base salary through the employment termination date; and

•	If Mr. Saoud’s employment is terminated by the Company without Cause, he will receive: (i) the earned but unpaid portion of his base salary through the employment termination date; (ii) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; and (iii) salary continuation severance pay at the base salary rate for an additional twelve (12) months; provided, however, any such severance payments will immediately end if (1) he is in violation of any of his obligations under the CIC Agreement; or (2) the Company, after his termination, learns of any facts about his job performance or conduct that would have given the Company Cause to terminate his employment. If Mr. Saoud’s employment is terminated by the Company without Cause in connection with the appointment of a new CEO or other significant reorganization of the Company’s executive team, only the restricted shares valued at $240,000 awarded to Mr. Saoud at the time of his employment will vest immediately.

The CIC Agreement also provides that if there is a Change in Control in which the Company is not the surviving entity and the surviving entity does not assume the Company’s outstanding equity awards, then all outstanding stock options and restricted stock issued to Mr. Saoud prior to the Change in Control will become immediately vested upon the Change in Control. Additionally, if within 13 months of a Change in Control, the Company terminates Mr. Saoud’s employment other than for Cause, or Mr. Saoud terminates his employment for Good Reason, then he will receive: (i) the earned but unpaid portion of his base salary through the employment termination date; (ii) Salary Termination Benefits equal to earned but unpaid portion of any bonus, incentive compensation, or any other Fringe Benefit to which he is entitled to through the date of the termination, plus 1.0 times the Current Annual Compensation.

Pursuant to the CIC Agreement, Mr. Saoud has agreed not to compete with the Company, or solicit any employee of the Company, during the period in which he is employed by the Company and for a twelve month period thereafter. The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure.

The registrant hereby furnishes the information in the press release issued on June 16, 2015, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including exhibit 99.1 hereto, the registrant furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter agreement between the Company and Mr. Saoud effective as of June 12, 2015.

10.2	The CIC Agreement between the Company and Mr. Saoud effective as of June 12, 2015.

99.1	Press Release issued by the Company dated June 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

June 16, 2015	By:	/s/ Richard P. Lavin
	Name:	Richard P. Lavin
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter agreement between the Company and Mr. Saoud effective as of June 12, 2015.

10.2	The CIC Agreement between the Company and Mr. Saoud effective as of June 12, 2015.

99.1	Press Release issued by the Company dated June 16, 2015.